EXHIBIT 10.12

EXECUTION COPY

TRANSITION SERVICES AGREEMENT

by and among

PUBLIC SERVICE COMPANY OF NEW MEXICO,

PNMR SERVICES COMPANY,

and

NEW MEXICO GAS COMPANY, INC.

Dated: January 12, 2008

Schedule 1                                                                Services
Schedule 2                                                                Historical Reimbursable Costs

i

TRANSITION SERVICES AGREEMENT

THIS TRANSITION SERVICES AGREEMENT (this “Agreement”), dated as of January 12, 2008, is by and among Public Service Company of New Mexico, a New Mexico corporation (“Seller”), PNMR Services Company, a New Mexico corporation (“PNMRSC” and, together with Seller, “Seller Service Providers”), and New Mexico Gas Company, Inc., a Delaware corporation (“Buyer”).

Recitals

WHEREAS, Seller, Buyer and Parent have entered into the Asset Purchase Agreement, dated the date hereof (the “Purchase Agreement”), under which Seller has agreed to sell the assets of Seller’s regulated gas operations identified in the Purchase Agreement (the “Purchased Assets”) and Buyer has agreed to purchase from Seller the Purchased Assets identified in the Purchase Agreement;

WHEREAS, Seller is a wholly-owned subsidiary of PNM Resources, Inc., a New Mexico corporation (“PNMR”), and is an affiliate of PNMRSC, which is also wholly-owned by PNMR;

WHEREAS, PNMRSC provides and has provided certain of the Services to PNMR and its Affiliates including Seller; and

WHEREAS, the Parties are entering into this Agreement to provide for certain transition services following the Closing under the Purchase Agreement and as otherwise provided herein.

NOW, THEREFORE, the Parties hereto agree as follows:

SECTION 1.  Definitions.

Capitalized terms used, but not otherwise defined, herein shall have the meanings given to them in the Purchase Agreement or as follows:

“AAA” is defined in Section 19.

“Accessories” shall mean, collectively, all tools, special tools, equipment, machines, spare parts and other materials required for the performance by Seller Service Providers of the Services.

“Affiliate” has the meaning set forth in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934.

“Albuquerque Meter Readers” means the Designated Employees corresponding to the 28 FTE on Schedule 1 for “ABQ metro Meter Reading”.

“Applicable Laws and Regulations” shall mean all applicable federal, state, tribal and local laws, ordinances, rules and regulations, and all duly promulgated orders and other duly authorized actions of any Governmental Entity having jurisdiction over the Parties, their respective Affiliates or facilities and/or the respective Services they provide.

“Business” means the business of owning, managing and/or operating the Purchased Assets.

“Buyer Representatives” means, collectively, the officers, employees, counsel, accountants, financial advisors, consultants and authorized representatives of Buyer.

“Buyer Indemnified Party” is defined in Section 10(a).

“Closing Date Designated Employees” is defined in Section 5(c)(i).

“Contract Administration Officers” is defined in Section 7.

“Departed Designated Employee” is defined in Section 5(c)(iii).

“Designated Employees” is defined in Section 5(b).

“FERC” means the Federal Energy Regulatory Commission and any Governmental Entity that succeeds to the jurisdiction now or hereafter vested in the FERC by Applicable Laws and Regulations.

“Force Majeure Event” means an act of God; fire, flood, earthquake, storm, lightning, weather event or similar disaster or happenstance; a strike, lockout or other industrial disturbance; an act of the public enemy, sabotage, war, act of terrorism, insurrection or blockade; riot or other civil disturbance; epidemic; explosions; or any other similar event that, in each such case, prevents, in whole or in part, the performance of a Party’s obligations under this Agreement, is not reasonably within the control of the affected Party and which by the exercise of commercially reasonable efforts the affected Party is unable to overcome or prevent, provided however that no Party will be required to settle any labor dispute.

“Getz Team” means Gordon Getz and each of the following persons: Michele Curry, Dorothy Elza, Dorothy Hanttula, Hojat (Jeff) Jafari, Betty Stacey-Leaton, Annie Malone, Stacey McPherson and Peter Taichert.

“Governmental Approval” means any consent, authorization, registration, license, certificate, permit, grant or approval of any Governmental Entity that is necessary for the operation of the Purchased Assets in accordance with Applicable Laws and Regulations.

“Governmental Entity” means the United States of America and any other federal, state, tribal, local, or foreign governmental or regulatory authority, department, agency, commission, body, court, or other governmental entity.

“Interest Rate” means, for any date, the lesser of (a) the per annum rate of interest equal to the prime lending rate as may from time to time be published in The Wall Street Journal under “Money Rates” on such day (or if not published on such day on the most recent preceding day on which published), plus two percent (2%) and (b) the maximum rate permitted by Applicable Law and Regulations.

“IT Assets” means those applications, hardware and related systems identified as the “Impacted Systems/Business Areas” to be set forth in the Migration Plan.

“Loss” is defined in Section 10(a).

“Management Transition Team” is defined in Section 5(a).

“Migration Plan” means that detailed plan for migration of IT Assets to the Buyer to be developed by the Parties pursuant to Section 3(a)(iv).

“Notice of Claim” has the meaning set forth in Section 10(a)(iii)(A).

“Party” means Seller, PNMRSC, Buyer or their respective permitted successors or assigns, as the context requires.

“Person” means an individual, partnership, joint venture, corporation, limited liability company, trust, association or unincorporated organization, or any Governmental Entity.

“Qualifying Offer” means an offer of employment by Buyer to each Designated Employee that complies with Section 7.9(d) of the Purchase Agreement and is for employment at a location within 50 miles of the location of such Designated Employee’s principal place of employment with the applicable Seller Service Provider on the date on which such offer of employment is made.

“Reimbursable Costs” means, with respect to the Services, any and all costs calculated by use of accounting and allocation methods currently used by Seller Service Providers in accounting for and allocating service costs to its Affiliates, incurred or charged by Seller Service Providers with respect to the provision of Services pursuant to this Agreement plus Set-Up Costs to the extent contemplated in Section 3(a)(v); for the avoidance of doubt, such costs shall include any price increase or change in terms or conditions imposed by any third party vendors under their contracts with Seller Service Providers (or their respective Affiliates).  The Reimbursable Costs for each Service may not include any officer or management oversight costs that exceed 24% of the non-oversight costs associated with such Service.  Reimbursable Costs shall not include any Set-Up Costs other than as contemplated by Section 3(a)(v) or any costs and expenses incurred in connection with the development and implementation of the Migration Plan, including the provision and extraction of data as contemplated by Section 3(a)(iv)(B).  Buyer shall be entitled to see Seller Service Providers’ itemized invoices of costs prior to payment due dates.  Reimbursable Costs shall not include costs for Services that are not provided to Buyer for any reason, including any Force Majeure Event, other than Buyer’s refusal to receive such Services not in compliance with the provisions of this Agreement.  With respect to the Services and subject to the prior consent of Buyer, up to $3,500,000 of costs incurred by Seller Service Providers with respect to obtaining any applicable license rights may be included as Reimbursable Costs, and any costs above $3,500,000 will be shared equally between Buyer and Seller Service Providers.  Further, Buyer will reimburse Seller for New Mexico gross receipts tax incurred by the Seller Service Providers with respect to the Services.  By way of example, Schedule 2 sets forth the historical amount of Reimbursable Costs for the Services for the period from January 1, 2007 through August 31, 2007.  These costs are presented in Schedule 2 for informational purposes only and will change subsequent to the date of this Agreement to reflect actual Reimbursable Costs incurred by Seller Service Providers in connection with the provisions of the Services under this Agreement as of subsequent invoice dates.

“Seller Representatives” means, collectively, the officers, employees, counsel, accountants, financial advisors, consultants and authorized representatives of Seller Service Providers or their Affiliates.

“Seller Service Provider” means each of Seller and PNMRSC.

“Seller Service Providers Indemnified Party” is defined in Section 10(a).

“Seller System” means the systems and equipment owned or leased by Seller and used by Seller from December 1, 2007 through the Closing Date in the conduct of the Business.

“Service Period” means the term beginning immediately following the Closing on the Closing Date and ending at 12:00 midnight prevailing Mountain Time twelve (12) months from the Closing Date, subject to early termination, in whole or in part, in accordance with Section 4; provided, that such term shall, unless earlier terminated in accordance with Section 4, be automatically extended for successive six month renewal terms until such time as Buyer or Seller Service Providers, as the case may be, provides to such other Party or Parties written notice of non-renewal no less than thirty (30) days prior to the expiration of the initial or then-current term of this Agreement.

“Services” has the meaning set forth in Section 3(a)(i).

“Service Termination” means the termination of, or Buyer ceasing to receive, a Service for any reason during the Service Period, whether by means of early termination of a Service pursuant to Section 4, the expiration and non-renewal of a Service Term, the expiration and non-renewal of the Service Period, or otherwise.

“Service Termination Date Designated Employees” is defined in Section 5(c)(ii).

“Set-Up Costs” is defined in Section 3(a)(v).

“Taxes” means all taxes, charges, fees, levies, penalties, or other assessments imposed by any foreign or United States federal, state, tribal or local Governmental Entity, including income, excise, property, sales, gross receipts, compensating, transfer, franchise, license, payroll, withholding, social security, or other taxes (including any escheat or unclaimed property obligations), including any interest, penalties, or additions attributable thereto.

“Unwind Costs” shall be Termination Costs plus any applicable severance costs relating to termination of employees contemplated to be paid pursuant to Section 5(c)(iv).  “Termination Costs” means all of Seller Service Providers’ reasonable costs associated with closing out its performance of the Service or Services under this Agreement upon termination or non-renewal of any Service Term or any reduction in the Services pursuant to Section 4, contractually required termination payments to subcontractors, rents and lease termination costs associated with facilities and leased property of Seller Service Providers and their subcontractors used to support their performance under this Agreement, termination fees for utilities and data services, the costs of Accessories and other capital expenditures or items of Seller Service Providers and their subcontractors dedicated to performance under this Agreement (which costs to be paid as Unwind Costs shall be decreased by the amount of such costs without duplication previously recovered through Buyer’s payment of Reimbursable Cost under this Agreement and by the assumed remaining value allocable to such Accessories, capital expenditures or items, insofar as not transferred to Buyer), and termination or modification of software license and maintenance arrangements with respect to software and office equipment used in providing the Services under this Agreement, in all cases excluding severance costs relating to termination of employees. Aggregate Termination Costs shall be no greater than $500,000.

SECTION 2.  Interpretation.

In this Agreement, unless a clear contrary intention appears:

(a) reference to a Party includes such Party’s successors and assigns but, if applicable, only if such successors and assigns are permitted by this Agreement, and reference to a Party in a particular capacity excludes such Party in any other capacity;

(b) reference to any gender includes the other gender;

(c) reference to any agreement (including this Agreement), document or instrument means such agreement, document or instrument as amended or modified and in effect from time to time in accordance with the terms thereof and, if applicable, the terms hereof;

(d) reference to any Article, Section or Schedule means such Article, Section or Schedule to this Agreement, and references in any Article, Section, Schedule or definition to any clause means such clause of such Article, Section, Schedule or definition;

(e) “hereunder”, “hereof”, “hereto” and words of similar import are references to this Agreement as a whole and not to any particular Section or other provision hereof or thereof;

(f) “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding such term; and

(g) relative to the determination of any period of time, “from” means “from and including,” “to” means “to but excluding,” and “through” means “through and including.”

SECTION 3.  Services to be Provided.

(a) Services

(i) Services.  Subject to Applicable Laws and Regulations and the terms and conditions of this Agreement, Seller Service Providers shall provide or cause to be provided to Buyer during the Service Period certain services (as described on Schedule 1 attached hereto which is incorporated herein by reference) (collectively, the “Services” and individually a “Service”). In addition to identifying the Services which shall be provided to Buyer, Schedule 1 sets forth, among other items, (A) the initial term for the provision of each of the Services (with respect to each Service, a “Service Term”) and (B) the number of employees designated by Seller Service Providers to perform each Service. Seller Service Providers will provide the applicable Service for one Service Term, unless Buyer provides thirty (30) days advance notice requesting an additional Service Term; provided, that any additional Service Term may not extend beyond the Service Period and shall be subject to Seller Service Providers’ ability to terminate Services in accordance with Section 4(c). Buyer will pay Seller’s Reimbursable Costs with respect to the Services actually delivered to Buyer.

(ii) Performance of Services.  In connection with the performance of Services, Seller Service Providers may: (A) subcontract with a non-Affiliate and/or personnel of a non-Affiliate to perform any portion of the Services to be performed hereunder; and (B) utilize personnel who are employees of Affiliates of Seller Service Providers or may subcontract work to Affiliates of Seller Service Providers; provided, that all such personnel and subcontractors utilized by Seller Service Providers shall (1) be fully qualified to perform the applicable Services under this Agreement in accordance with all Applicable Laws and Regulations, and the other terms and conditions of this Agreement, and (2) perform or provide such Services pursuant to the same standard of care and timeliness and consistent with the other material terms and conditions applicable to Seller Service Providers under the provisions of this Agreement.  Seller Service Providers shall include in their Reimbursable Costs no more than the actual costs Seller Service Providers incur in connection with such subcontracted or utilized personnel performing the Services hereunder.  Seller Service Providers shall not include in their Reimbursable Costs charges for any Services that are carried out by Buyer’s subcontractor or Affiliates to the extent such Persons are acting in a subcontracting capacity for Buyer.

(iii) Scope of Services.  During the Service Period, Seller Service Providers and Buyer agree to consult with each other at regular intervals and at such times as may be reasonably requested by the other Party with respect to the performance by Seller Service Providers of the Services, the continued desirability of Seller Service Providers providing specific Services, the timing of the early termination of any Service, the occurrence of any events or circumstances negatively affecting Seller Service Providers’ continued ability to provide any specific Service and other matters specifically relating to, or impacting, the provision of the Services.

(iv) Migration Plan.  Seller Service Providers and Buyer shall perform their respective obligations as set forth in the Migration Plan.  The Parties shall cooperate with each other to develop a mutually acceptable Migration Plan no later than six (6) months following the date of this Agreement as follows:

A. Buyer and Seller Service Providers will provide the appropriate personnel for, and will start, the development of the Migration Plan within thirty (30) days following the date of this Agreement.  In connection therewith, Seller Service Providers will demonstrate and discuss, and Buyer will review and select, systems, processes and software applications to replace any of the foregoing that are used by Seller in connection with the Business but which do not constitute Purchased Assets.

B. The Migration Plan will state that Seller Service Providers will provide Buyer with (1) test data for the migration of human resources systems, accounting systems, customer information and billing systems, and work management systems not later than thirty (30) days prior to Closing, (2) a complete set of such foregoing data in connection with the Business for human resources systems and accounting systems within two (2) Business Days following Closing and (3) a complete set of such data in connection with the Business for customer information and billing systems and work management systems within thirty (30) days following Closing.

C. Buyer and Seller Service Providers will each pay their costs and expenses incurred in connection with the development and implementation of the Migration Plan, including the provision and extraction of data as contemplated by Section 3(a)(iv)(B).

(v) Set-Up Costs.  Within six (6) months following the date of this Agreement, the Parties shall develop a mutually acceptable budget that details the estimated preparation and set-up costs and expenses that will be incurred by Seller Service Providers in connection with ensuring that Seller Service Provider systems will permit Seller Service Providers to perform the Services as of the date the Service Period commences (the “Set-Up Costs”).  Set-Up Costs incurred by Seller Service Providers shall be Reimbursable Costs to the extent such Set-Up Costs do not exceed the levels set forth in the budget contemplated in the foregoing sentence (as such amounts may be adjusted by mutually  approved change orders).  Set-Up Costs (A) shall not include any officer or management oversight costs and (B) shall not include any costs and expenses incurred in connection with the development and implementation of the Migration Plan, including the provision and extraction of data as contemplated by Section 3(a)(iv)(B).

(vi) Management Obligation.  To the extent commercially reasonable, each Seller Service Provider shall manage the provision of its Services in such a way as to minimize Unwind Costs associated with the termination of such Services.

(b) Seller Service Provider Covenants.

(i) Seller Service Providers’ Ability to Provide Services.  Seller Service Providers shall maintain sufficient personnel and facilities to provide the Services at all times in accordance with this Agreement.

(ii) Standards for the Provision of Services.  The Services will be performed in a commercially reasonable manner and with at least the same standard of care and timeliness that the Services were provided to the Business during the period between December 1, 2007 and the Closing Date.  EXCEPT AS SET FORTH IN THIS SECTION 3(b)(ii), SELLER SERVICE PROVIDERS MAKE NO REPRESENTATION, WARRANTY OR GUARANTY, EXPRESS OR IMPLIED, OF ANY KIND CONCERNING THE SERVICES AND ANY RESULTS OR WORK PRODUCT AND SPECIFICALLY MAKE NO WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, AND NONE SHALL BE IMPLIED.  ALL OTHER REPRESENTATIONS, WARRANTIES OR GUARANTEES, WRITTEN OR ORAL, EXPRESS OR IMPLIED IN FACT OR IN LAW, AND WHETHER OR NOT BASED ON STATUTE ARE EXCLUDED.

(c) Certain Covenants.  The Parties agree to the following additional covenants:

(i) General.  Systems, personnel, infrastructure and applications of Seller Service Providers used by and under the control of Seller Service Providers to perform the Services (excluding any of the foregoing that constitute Purchased Assets), shall be managed by Seller Service Providers.

(ii) Business Data.  Seller Service Providers shall have the right to move any data and processing, if necessary, within functionally equivalent equipment owned or leased by Seller Service Providers so long as such movement does not adversely impact the performance of the Services.

(iii) Consents.  Seller Service Providers in cooperation with Buyer shall use commercially reasonable efforts to obtain appropriate vendor licenses or consents for Seller Service Providers to use for the benefit of Buyer as part of the Services any Seller System and software currently utilized and necessary to conduct the Business.

(iv) Access.  Buyer shall grant Seller Service Providers access to its computer and other equipment, hardware, software, employees and premises, including parking space and workspace, as reasonably necessary for Seller Service Providers to provide the Services.  Buyer will permit each Seller Service Provider’s employees and contractors such access to and egress from locations and facilities owned or controlled by Buyer and records and materials located thereon or therein as are reasonably necessary or appropriate to perform the Services as well as a suitable work place at such locations to the extent so necessary or appropriate.

(v) Seller Service Providers’ Records.  To the extent allowed by Applicable Law and Regulations, Buyer and its duly authorized representatives may inspect, review, copy and utilize at reasonable times and during regular business hours, Seller Service Providers’ files, books, records, accounts, servicing practices, policies and procedures and quality control policies and procedures relating to the Services.  Seller Service Providers will maintain complete and accurate records relating to the Services in accordance with Seller Service Providers’ standard practices and for so long as required for tax and other regulatory purposes.

(vi) Records Retention.  Each Party shall retain all records relating to this Agreement and for so long as required by any Governmental Entity having jurisdiction.

(vii) Cooperation.  The Parties will cooperate in order to facilitate the provision and receipt of the Services.  The Parties acknowledge that the Services are dependent on such cooperation.

(d) No Breach.  Notwithstanding anything to the contrary herein, no Party shall be deemed to be in breach of its obligations hereunder by reason of any of the following:  (i) the failure of a Party or any third party to grant its consent to any matter requiring such consent prior to such other Party’s performance of its obligations with respect to such matter; (ii) the failure of a Party to provide funds which are necessary for such other Party to perform its obligations with respect to such matter; (iii) any acts of a Seller Service Provider based on reliance upon a direction of Buyer or a Buyer Representative; or (iv) any acts of Buyer based on reliance upon a direction of a Seller Service Provider or a Seller Representative.

SECTION 4.  Term and Termination.

(a) Term.  The term of this Agreement shall begin on the Closing Date and continue through the Service Period.

(b) Option to Terminate Services Provided by Other Party.  Unless otherwise provided for hereunder, Buyer may elect, by giving written notice to a Seller Service Provider forty-five (45) days in advance (“Service Termination Notice”), to terminate the provision by such Seller Service Provider of all or any of the Services that it provides to Buyer hereunder, or to have all or any of such Services performed by its own employees or any other third party retained by Buyer prior to the expiration of the Service Period; provided, however, that for Buyer to effect the termination of a Service by any means (including any termination or nonrenewal of this Agreement), Buyer must pay to Seller Service Provider providing such Service the applicable Unwind Costs incurred by, or deemed to be incurred by, such Seller Service Provider in respect of such termination as well as any other amounts due under this Agreement, including Reimbursable Costs with respect to such Service, with any accrued interest at the Interest Rate; provided, however, that Buyer has no obligation to pay Seller Service Provider providing such Service the applicable Unwind Costs for the termination of such Service that occurs as a result of Seller Service Providers’ breach under this Agreement.

(c) Seller Service Providers Option to Terminate Services.  Seller Service Providers may elect, by giving sixty (60) days prior written notice to Buyer, to terminate the provision by any Seller Service Provider of all or any of Services effective as of the expiration of the initial term or any renewal term of this Agreement. Upon such termination of Services under this Section 4(c), Buyer shall pay to the Seller Service Provider providing such terminated Service the applicable Unwind Cost incurred by, or deemed to be incurred by, such Seller Service Provider in respect of such termination as well as any other amounts due under this Agreement, including Reimbursable Costs with respect to such Service, with any accrued interest at the Interest Rate.

(d) Right to Suspend Performance or to Terminate the Agreement.  Each Seller Service Provider shall have the right to suspend the performance of its obligations under this Agreement in the event of Buyer’s failure to make payments due, owing and not disputed in good faith pursuant to Section 6 hereof to such Seller Service Provider as required under this Agreement, and such failure has not been cured within five (5) days after written notice of such failure to Buyer.  If Buyer cures such payment default within such five (5) day cure period, such Seller Service Provider shall not be entitled to suspend performance under this Agreement thereafter.  The Seller Service Provider shall have the right to terminate this Agreement with respect to its provision of Services in the event such failure to make payment has not been cured within thirty (30) days after written notice of such failure to Buyer and Buyer is not disputing the payment in good faith. In the case of any advance termination by any Seller Service Provider due to Buyer’s failure to make payments owed to such Seller Service Provider under this Section 4(d), Buyer must pay to such Seller Service Provider providing such Service the applicable Unwind Costs incurred by, or deemed to be incurred by, such Seller Service Provider in respect of such termination as well as any other amounts due under this Agreement, including Reimbursable Costs with respect to such Service, with any accrued interest at the Interest Rate; provided, however, that Buyer has no obligation to pay such Seller Service Provider providing such Service the applicable Unwind Costs for the termination of such Service that occurs as a result of Seller Service Providers’ breach under this Agreement.

(e) Termination for Breach of Standards for Services.  If Buyer reasonably believes a Seller Service Provider has materially failed to meet the standards for the provision of Services as set forth in this Agreement, then Buyer shall give ten (10) Business Days notice in writing to such Seller Service Provider specifying the failure to meet the standards for the provision of Services.  If the deficient Service has not been corrected after ten (10) Business Days, then Buyer shall have the right to terminate, in good faith, any Services that are performed below the standards for the provision of Services as required hereunder.  No Unwind Costs will be payable with respect to any deficient Service terminated by Buyer under this Section 4(e).

(f) Service Termination. For the avoidance of doubt and except as otherwise expressly agreed to by the Parties in this Agreement, as of the effective date of the occurrence of any Service Termination, Buyer shall pay to Seller Service Providers the applicable Unwind Costs incurred by, or deemed to be incurred by, such Seller Service Provider in respect of such Service Termination as well as well as any other amounts due under this Agreement, including Reimbursable Costs with respect to the applicable terminated Service, with any accrued interest at the Interest Rate.

(g) Effect of Termination.  Upon termination of the provision of Services under this Agreement, Seller Service Providers shall transfer to Buyer all materials and supplies procured in connection with the provision of such Services, the cost of which has been included in Reimbursable Costs already paid by Buyer for such Services.

(h) Access.  Buyer shall grant Seller Service Providers and their respective representatives access to the facilities of Buyer or its subsidiaries, as the case may be, for a period of thirty (30) days after the expiration or termination of this Agreement so that each Seller Service Provider may demobilize its work force, including the removal of its personal property that was brought to such facilities by the Seller Service Provider to provide Services.

(i) Survival.  The Parties’ obligations, other than the obligation to provide Services, shall survive the expiration, nonrenewal or termination of this Agreement and the indemnification obligations shall survive as provided in under Section 10.

SECTION 5.  Buyer Employment Obligations.

(a) Within ten (10) days following the date of this Agreement, Seller Service Providers and Buyer shall work together in good faith to designate a management transition team (the “Management Transition Team”) comprised of (i) a “Seller Service Provider Group” that will be headed by the Chief Financial Officer of Seller (the “Seller Chairman”) and will include certain personnel of Seller Service Providers with relevant expertise and knowledge regarding the scope of, and qualifications necessary to perform, the Central or Shared Function services currently provided to the Business which Buyer will provide itself following Closing or which Buyer has designated on Schedule 1 that it will receive as Services under this Agreement and (ii) a “Buyer Group” that will be headed by the Chief Executive Officer of Buyer (the “Buyer Chairman”) and will include certain personnel of Buyer with operational experience in the gas business.

(b) During the sixty (60) day period following the date of this Agreement, the Management Transition Team shall work together in good faith to update Schedule 1 (i) to identify by name 275 Seller Service Provider employees who will provide for effective Central or Shared Functions services to the Business who are at such time engaged in providing the Central or Shared Functions services to the Business specified on Schedule 1 and (ii) to include for each such identified employee, the estimated severance costs attributable to such employee.  Subject to the provisions of Section 5(c), Buyer, at its sole discretion, will provide Qualifying Offers of employment to each of the identified 275 Seller Service Provider employees identified on Schedule 1 either at Closing or upon the occurrence of a Service Termination, as applicable.  In connection with the update of Schedule 1, Seller Service Provider Group will provide Buyer Group with employment history, salary history and estimated severance costs for each such employee.  Schedule 1 as updated in accordance with this Section 5(c) shall include each member of the Getz Team.  The 275 Seller Service Provider employees so designated by the Management Transition Team on updated Schedule 1 shall be referred to herein as the “Designated Employees.”  The Parties agree that in connection with any meeting of the Management Transition Team, whether in person, via conference call or otherwise, prior written notification of such meeting and the subject matter relating thereto shall be provided to all members of the Management Transition Team no later than (2) Business Days prior to the occurrence of such meeting.  Each of the Seller Chairman and the Buyer Chairman and/or their respective designees shall have the right to attend each Management Transition Team meeting.

(c) Buyer shall make written Qualifying Offers of employment to each Designated Employee in accordance with this Section 5(c).

(i) Subject to the last two sentences of this Section 5(c)(i), thirty (30) days prior to the Closing Date, Buyer shall make written Qualifying Offers of employment to those Designated Employees (“Closing Date Designated Employees”) to whom Buyer has indicated on Schedule 1 that it will offer employment at the Closing; provided, that Buyer shall not be required to make an offer of employment to any Designated Employee unless such Designated Employee is continuing to perform the applicable function (including the applicable Service) specified for such Designated Employee on Schedule 1 as of the Closing Date; provided, further, that Buyer may also condition an offer of employment to a Designated Employee on such Designated Employee continuing to perform the function (including the applicable Service) specified for such Designated Employee on Schedule 1 as of the Closing Date.  Buyer shall be responsible for the severance costs of any Closing Date Designated Employee to whom Buyer does not make an offer of employment pursuant to this Section 5(c)(i); provided, however, that Buyer shall not be responsible for the severance costs of any Albuquerque Meter Reader to whom Buyer does not make an offer of employment pursuant to this Section 5(c)(i) if as of the date such offer of employment otherwise should have become effective, Buyer and Seller Service Providers have entered into arrangements for the provision by Seller Service Providers to Buyer of meter-reading services for a term ending no earlier than the second anniversary of the Closing Date.  To the extent Buyer does not make an offer of employment pursuant to this Section 5(c)(i), Buyer shall (subject to the proviso in the preceding sentence) pay to the applicable Seller Service Provider on the Closing Date the amount of actual severance costs attributable to those Closing Date Designated Employees who are not offered employment pursuant to this Section 5(c)(i).

(ii) Subject to the last two sentences of this Section 5(c)(ii), at least thirty (30) days prior to the occurrence of a Service Termination (or upon the date of the occurrence of a Service Termination under Sections 4(d) or (e)), Buyer shall make written Qualifying Offers of employment as of the effective date (“Service Termination Date”) of such Service Termination to those Designated Employees (“Service Termination Date Designated Employees”) that Buyer has indicated on Schedule 1 that it will offer employment to as of a particular Service Termination Date; provided, that Buyer shall not be required to make an offer of employment to any Designated Employee unless such Designated Employee is continuing to perform the function (including the applicable Service) specified for such Designated Employee on Schedule 1 as of such

Service Termination Date; provided, further, that Buyer may also condition an offer of employment to a Designated Employee on such Designated Employee continuing to perform the function (including the applicable Service) specified for such Designated Employee on Schedule 1 as of such Service Termination Date.  Buyer shall be responsible for the severance costs of any Service Termination Date Designated Employee to whom Buyer does not make an offer of employment pursuant to this Section 5(c)(ii); provided, however, that Buyer shall not be responsible for the severance costs of any Albuquerque Meter Reader to whom Buyer does not make an offer of employment pursuant to this Section 5(c)(ii) if as of the date such offer of employment otherwise should have become effective, Buyer and Seller Service Providers have entered into arrangements for the provision by Seller Service Providers to Buyer of meter-reading services for a term ending no earlier than the second anniversary of the Closing Date.  To the extent Buyer does not make an offer of employment pursuant to this Section 5(c)(ii), Buyer shall (subject to the proviso in the preceding sentence) pay to the applicable Seller Service Provider on the applicable Service Termination Date the amount of actual severance costs attributable to those Service Termination Date Designated Employees who are not offered employment pursuant to this Section 5(c)(ii).

(iii) If a Designated Employee ceases employment with a Seller Service Provider (a “Departed Designated Employee”) after the time of identification as a Designated Employee on Schedule 1 but prior to the effective date of Buyer’s Qualifying Offer of employment to such Designated Employee (either prior to Closing or a Service Termination Date as contemplated by Section 5(c)(i) or Section 5(c)(ii), respectively), Seller Service Providers may propose to Buyer another employee of a Seller Service Provider as a replacement employee for such Departed Designated Employee.  Any such proposal shall include such employee’s name, title, function, qualifications, employment history, salary history and estimated severance cost.  Buyer may by exercise of its reasonable discretion within thirty (30) days of its receipt of such proposal and the applicable employment records of such proposed replacement employee either accept or reject such proposed replacement employee.  Upon Buyer’s acceptance of a replacement employee under this Section 5(c)(iii), such replacement employee will become a Designated Employee and Buyer shall make a written Qualifying Offer of employment to that Designated Employee, effective as of the Closing Date in accordance with Section 5(c)(i) or the relevant Service Termination Date in accordance with Section 5(c)(ii) as applicable.  If, however, in the reasonable exercise of its discretion, Buyer rejects the proposed replacement employee, Buyer shall not be obligated to make a written Qualifying Offer of employment to such proposed replacement employee nor shall Buyer have any responsibility for severance costs for such employee.  Buyer’s rejection of a proposed replacement employee does not limit Seller Service Provider’s right to use such employee to provide any Central or Shared Functions service or Service, as applicable.

(iv) Seller Service Providers may hire a new employee (not otherwise an employee of a Seller Service Provider or any of its Affiliates) as a replacement employee for a Departed Designated Employee to provide the particular Central or Shared Functions service or Service, as applicable, which is no longer being provided by the Departed Designed Employee.  In such case, Buyer may (but is not required to) make a written Qualified Offer of employment to the replacement employee effective as of the Closing Date in accordance with Section 5(c)(i) or the relevant Service Termination Date in accordance with Section 5(c)(ii), as applicable.  If Buyer does not make a Qualifying Offer of employment to any such replacement employee pursuant to this Section 5(c)(iv), Buyer and Seller Service Providers shall share equally the severance costs actually incurred by Seller Service Providers in connection with termination of employment of such replacement employee as of the Closing Date or the relevant Service Termination Date, as applicable.

(v) For avoidance of doubt, nothing in this Section 5(c) shall be deemed to require Seller Service Providers to replace Departed Designated Employees with a replacement employee that is acceptable to Buyer or otherwise and to the extent any Departed Designated Employees are not replaced in accordance with Section 5(c)(iii) or Section 5(c)(iv) above with an employee to whom Buyer has an obligation to make a Qualified Offer of employment or otherwise, Buyer’s obligation under this Section 5(c) to make Qualifying Offers to 275 Designated Employees shall be reduced accordingly by the number of Departed Designated Employees who are not replaced.

(d) Buyer shall provide to the applicable Seller Service Provider copies of all written Qualifying Offers of employment made to Designated Employees under this Section 5 within five (5) days of providing such offers to the Designated Employees.  Buyer shall notify the applicable Seller Service Provider in writing of the Designated Employees who have accepted Qualifying Offers of employment with Buyer within five (5) days following the acceptance of such offers.  Any Designated Employees who accept a Qualified Offer of employment by Buyer under this Section 5 shall be considered to be a Transferred Employee.

SECTION 6.  Billing and Payment of Costs of Services; Invoices for Services.

(a) Payment.  Subject to the following sentence, on or before the fifteenth (15th) day of each month commencing with the first such day during the Service Period, the Seller Service Providers shall provide to Buyer one or more written invoices setting out the total amount due for Reimbursable Costs provided by such Seller Service Provider for the prior month, showing for each Service category the Reimbursable Costs for the period covered by such invoice, together with such supporting documentation for all such costs as shall be reasonably requested by Buyer.  Items properly invoiced and not disputed in good faith by Buyer are due and payable within fifteen (15) days following the date of such invoice.  No costs or fees shall be charged for Services except as provided in the definition of Reimbursable Costs and Unwind Costs; provided, that amounts due and properly payable which remain unpaid after their due date shall bear and be paid together with the interest at the Interest Rate. All applicable Unwind Costs shall be due and payable by Buyer to Seller Service Providers on the effective date of a Service Termination.  Reimbursable Costs incurred prior to the commencement of the Service Period shall be invoiced and paid on the Closing Date.

(b) Taxes.  In the event a Seller Service Provider is required by a Governmental Entity to remit or pay charges and taxes that are Buyer’s responsibility hereunder, Buyer shall reimburse such Seller Service Provider for such charges and taxes.  If Buyer is required by a Governmental Entity to remit or pay charges and taxes that are a Seller Service Provider’s responsibility hereunder, Buyer may deduct the amount of any such charges and taxes from the sums due such Seller Service Provider under this Agreement.

(c) Audit Rights.  Buyer shall have the right, at any time within six (6) months after the date of Buyer’s receipt of any Seller Service Provider invoice to audit those books and records of such Seller Service Provider with respect to the Services reflected on such invoice, which books and records relate to the Services covered by such invoice, to verify the Reimbursable Costs and, as applicable, Unwind Costs reflected on such invoice.  Any such audit shall be conducted during normal business hours by Buyer or its designated auditor after ten (10) days prior written notice to such Seller Service Provider, at Buyer’s sole cost and expense, in the offices of such Seller Service Provider or at such other location as may be mutually agreed.  Seller Service Providers shall cooperate with and provide reasonable assistance to Buyer and/or its auditor in connection with the performance of any such audit.  Buyer shall assert any claim for refund of costs of Services under the audited invoice within sixty (60) days after the completion of the audit.  Seller Service Providers shall have ninety (90) days from receipt of Buyer’s claim for refund to respond.  If such Seller Service Provider does not dispute Buyer’s refund claim, such Seller Service Provider shall offset the overpayment against future invoices; or, if there are no additional invoices to be paid, such Seller Service Provider shall pay such refund within such 90-day period; such offset or refund shall be credited or paid together with interest at the Interest Rate from the date of  overpayment to such Seller Service Provider until the date of such offset or refund of such overpayment is credited or paid.  If such Seller Service Provider disputes the claim and refuses to pay any refund claim by Buyer resulting from the exercise of Buyer’s audit rights, each of the Parties shall be entitled to seek any remedy with respect to such matter available at law or in equity.

SECTION 7.  Administration of Agreement.

Upon commencement of the Service Period, Seller Service Providers and Buyer shall each designate in writing person(s) to act as contract administration officers (“Contract Administration Officers”), who shall perform the following functions under this Agreement for their respective principals: (a) reporting to senior management of their respective principals with respect to matters relating to the administration of this Agreement, the provision of Services hereunder and any outstanding invoice disputes; (b) monitoring the costs of Services; and (c) serving as sole recipients of notices between the Parties.  The initial Contract Administration Officers for each Party shall be their respective Chief Financial Officers.  Each Party may replace its Contract Administration Officers from time to time upon written notice to the other Party.

SECTION 8.  Relationships Among the Parties.

Each Seller Service Provider shall be an independent contractor with respect to the Services it performs hereunder.  Nothing in this Agreement shall cause the relationship between Seller Service Providers on the one hand, and Buyer on the other hand, to be deemed to constitute an agency, partnership or joint venture and neither Party has the right to exercise any control over the employees of the other Party.  The terms of this Agreement are not intended to constitute a joint employer for any purpose between any of the Parties and their Affiliates.  No Seller Service Provider shall have or hold itself out as having, any authority to enter into any contract or create any obligation or liability on behalf of, in the name of, or binding upon Buyer or Buyer’s Affiliates except as provided in this Agreement.

SECTION 9.  Other Agreements.

Seller Service Providers’ Regulatory Covenant.  During the Service Period, Seller Service Providers will cooperate with Buyer and any Governmental Entity that regulates Buyer, solely at Buyer’s cost and expense, to satisfy any regulatory requirements applicable to entities that provide services to Buyer or the Governmental Entity.

SECTION 10.  Indemnification; Release; Limit on Liability.

(a) Services.

(i) Indemnification by Seller Service Providers.  Seller and PNMRSC shall severally and not jointly indemnify and hold harmless Buyer, and each of its officers, directors, employees, agents, and Affiliates (and the officers, directors, employees and agents of such Affiliates) (each, a “Buyer Indemnified Party”) if any such Buyer Indemnified Party shall at any time or from time to time suffer any damage, judgment, fine, penalty, demand, settlement, liability, loss, cost, expense (including reasonable attorneys’, consultants’ and experts’ fees), claim or cause of action (each, a “Loss”) arising out of, relating to or resulting from the performance of Services under this Agreement, but only to the extent such Loss results from the gross negligence or willful misconduct of Seller Service Providers, or any personnel or subcontractors utilized by Seller Service Providers, in performing the Services.

(ii) Indemnification by Buyer.  Buyer shall indemnify and hold harmless Seller Service Providers, and each of their officers, directors, employees, agents, and Affiliates (and the officers, directors, employees and agents of such Affiliates) (each, a “Seller Service Providers Indemnified Party” and, together with each Buyer Indemnified Party, an “Indemnified Party”) if any such Seller Service Providers Indemnified Party shall at any time or from time to time suffer any Loss arising out of, relating to or resulting from the performance of Services under this Agreement, but only to the extent any such losses result from gross negligence or willful misconduct of Buyer.

(iii) Indemnification Process.

A. Subject to the terms of this Agreement and upon a receipt of notice of the assertion of a claim or of the commencement of any suit, action or proceeding that is a third party claim against an Indemnified Party the Seller Service Providers, pursuant to (i) above, or Buyer, pursuant to (ii) above (in each case the “Indemnitor”), on behalf of such Indemnified Party, will promptly notify Buyer or Seller Service Provider, as the case may be, in writing of any actual or potential Loss under this Section 10.  Such written notice is herein referred to as a “Notice of Claim”.  A Notice of Claim will specify, in reasonable detail, the facts known to the Indemnified Party regarding the Indemnified Party’s claim against the Indemnitor.  Subject to the terms of this Agreement, the failure to provide (or timely provide) a Notice of Claim will not affect an Indemnified Party’s rights to indemnification; provided, however, that Indemnitor is not obligated to indemnify the Indemnified Party for the increased amount of any Loss which would otherwise have been payable to the extent that the increase resulted from the failure to deliver timely a Notice of Claim.

B. Indemnitor will defend, in good faith and at its expense, any claim or demand set forth in a Notice of Claim relating to a third party claim, and the affected Indemnified Party, at its expense, may participate in the defense.  An Indemnified Party may not settle or compromise any third party claim so long as Indemnitor is defending it in good faith.  If Indemnitor elects not to contest a third party claim, the Indemnified Party may undertake its defense, and Indemnitor will be bound by the results obtained by such Indemnified Party.  Indemnitor may at any time request that the affected Indemnified Party agree to the abandonment of the contest of the third party claim or to the payment or compromise by Indemnitor of the asserted claim or demand.  If such Indemnified Party does not object in writing within fifteen (15) days of Indemnitor’s request, Indemnitor may proceed with the action stated in the request.  If, within that fifteen (15) day period, such Indemnified Party notifies Indemnitor in writing that it has determined that the contest should be continued, Indemnitor will be liable under this Section 10 only for an amount up to the amount which Client had proposed be accepted in payment or compromise.  This Subsection (B) is subject to the rights of any insurance carrier of an Indemnified Party that is defending the third party claim.

C. Indemnitor will (a) consult with the affected Indemnified Party throughout the pendency of the third party claim regarding the investigation, defense, settlement, trial, appeal or other resolution of the third party claim and (b) afford such Indemnified Party the opportunity to be associated in the defense of the third party claim.  The Parties will cooperate in the defense of the third party claim.  The Indemnified Party will make available to Indemnitor or its representatives all records and other materials reasonably required by them for use in contesting any third party claim (subject to obtaining an agreement to maintain the confidentiality of confidential or proprietary materials in a form reasonably acceptable to both Indemnitor and such Indemnified Party).  If requested by Indemnitor, the affected Indemnified Party will cooperate with Indemnitor and its counsel in contesting any third party claim that Indemnitor elects to contest or, if appropriate, in making any counterclaim against the person asserting the claim or demand, or any cross-complaint against any person.  Indemnitor will reimburse such Indemnified Party for any expenses incurred by the Indemnified Party in cooperating with or acting at the request of Indemnitor.  Any such expenses incurred by such Indemnified Party during the Service Period shall be a Reimbursable Cost or a credit against Reimbursable Costs, as the case may be.

(b) Survival.  The provisions of this Section 10 shall survive the termination of this Agreement for a period of eighteen (18) months except that a Party shall be entitled to indemnification under this Section 10 beyond such eighteen (18) month period if a Notice of Claim shall have been delivered to the applicable Indemnitor prior to the expiration of such eighteen (18) month period.

(c) Limit of Liability.  Neither Seller Service Providers, on the one hand, nor Buyer, on the other hand, shall be liable to the other Party, and each hereby releases the other Party and their Affiliates, and each officer, director, employee and agent of the other Party and/or any of its Affiliates from, any Loss arising from any act, omission, or other fault of the other Party in connection with the Services, except to the extent any such Loss results from gross negligence or willful misconduct.  NOTWITHSTANDING ANYTHING IN THIS AGREEMENT TO THE CONTRARY, THE AGGREGATE LIABILITY OF A PARTY (THE “LIABLE PARTY”) TO ANY OTHER PARTY UNDER THIS AGREEMENT SHALL NOT EXCEED THE AGGREGATE AMOUNT OF PAYMENTS RECEIVED HEREUNDER BY THE LIABLE PARTY.  IN NO EVENT SHALL ANY PARTY BE LIABLE TO THE OTHER PARTY FOR SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE LOSS, DAMAGES OR EXPENSES (INCLUDING LOST PROFITS OR SAVINGS) (“CONSEQUENTIAL DAMAGES”) ARISING FROM THIS AGREEMENT OR THE PERFORMANCE OR NON-PERFORMANCE OF SERVICES HEREUNDER.

(d) Information; Recommendations.  Any technical information furnished or the recommendations submitted by a Seller Service Provider do not imply or warrant any responsibility on the part of the Seller Service Provider or any director, officer, employee, shareholders, contractors and agent thereof.  No Seller Service Provider nor any of its directors, officers, employees, shareholders, contractors or agents assume liability with respect to the use of, or for damages resulting from the use of, any information, method or process contained in any report issued under this Agreement.

SECTION 11.  Relationship between Seller Service Providers.

Buyer acknowledges and agrees that (a) Seller does not guarantee PNMRSC’s payment or performance of its obligations hereunder, (b) Seller and PNMRSC are separate entities and the respective obligations of Seller and PNMRSC are several and neither joint nor joint and several, and (c) Seller shall have no liability to Buyer in connection with PNMRSC’s performance of its obligations hereunder.  Buyer shall not assert or seek to enforce any liens, claims or security interests against Seller that might arise from PNMRSC’s performance of Services hereunder.  In the event of a breach by Seller or PNMRSC, any exercise of rights and remedies by Buyer shall be asserted solely against the breaching entity; the non-breaching entity’s rights and obligations shall remain unaffected by such breach or exercise of rights or remedies.

SECTION 12.  Headings.

The headings in this Agreement are for reference only, and shall not affect the interpretation of this Agreement.

SECTION 13.  Required Insurance.

(a) Coverage.  Until expiration of the Service Period, Seller Service Providers and Buyer shall maintain a level of insurance coverage reasonably satisfactory to Buyer with financially sound and reputable insurance companies, or under a Seller Service Provider’s self-insurance programs.

(b) Certificates.  Upon request of Buyer, certificates of insurance evidencing the above-required insurance shall be provided to Buyer.

SECTION 14.  Force Majeure.

If by reason of a Force Majeure Event either Party is rendered unable, in whole or in part, to perform its obligations under this Agreement, other than the obligation to make payments of money then due, such Party shall be excused from such performance to the extent it is prevented by, and during the continuance of, such Force Majeure Event.  The Party whose performance is affected by a Force Majeure Event shall (a) give the other Party notice of the occurrence of such Force Majeure Event as soon as practicable and (b) use all commercially reasonable efforts to remedy the cause(s) and effect(s) of such Force Majeure Event with all reasonable dispatch; provided, however, that the affected Party shall not be obligated to undertake unreasonable costs or burdens in order to overcome the effects of the Force Majeure Event and reinstate full performance of its obligations under this Agreement.

SECTION 15.  Notices.

All notices and other communications hereunder will be in writing and will be deemed given if delivered personally or by facsimile transmission, or mailed by overnight courier or certified mail (return receipt requested), postage prepaid, to the Party being notified at such Party’s address indicated below (or at such other address for a Party as is specified by like notice; provided that notices of a change of address will be effective only upon receipt thereof):

(a) If to Seller Service Providers, to:

Public Service Company of New Mexico
Attn: General Counsel
414 Silver Street, SW
Albuquerque, New Mexico 87102
Fax: (505) 241-2368

(b) if to Buyer, to:

New Mexico Gas Company, Inc.
Attn:   J. Russell Triedman
630 Fifth Avenue
30th Floor
New York, New York 10111
Fax: (212) 757-5313

SECTION 16.  Successors and Assigns.

This Agreement and all of the provisions hereof will be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests, or obligations hereunder may be assigned by either Party, without the prior written consent of the other Party, nor is this Agreement intended to confer upon any other Person except the Parties any rights or remedies hereunder.

SECTION 17.  Signatures; Counterparts.

This Agreement, and any certificates and instruments delivered under or in accordance herewith, may be executed in multiple counterparts (each of which will be deemed an original, but all of which together will constitute one and the same instrument), and may be delivered by facsimile transmission, with originals to follow by overnight courier or certified mail (return receipt requested).

SECTION 18.  Amendments.

This Agreement may be amended, modified or supplemented only by a written instrument executed by the Parties hereto.

SECTION 19.  Dispute Resolution.

Any claim, controversy or dispute between the Seller Service Providers, on the one hand, and Buyer on the other hand, shall be resolved in accordance with the following procedures:

(a) No Party shall challenge the validity, existence or enforceability of this Agreement.  All other disputes under this Agreement shall be resolved in accordance with this Section 19.

(b) A Party that asserts the existence of a dispute shall send notice of the dispute to the other Party.  The Parties shall in good faith attempt to resolve the dispute.  In pursuit of an amicable resolution to the dispute, each Seller Service Provider shall continue to perform the Services, unless it or Buyer invokes the termination provisions of this Agreement.

(c) If the Parties cannot informally resolve the dispute within ten (10) days after the date on which the notice of the dispute was sent, each Party shall on that date nominate a senior executive who is not directly involved in the dispute to meet to attempt to resolve the dispute.

(d) If the senior executives cannot agree on a settlement, either Party may request arbitration by giving the other involved Party written notice, which notice shall describe, in reasonable detail, the nature of the dispute, controversy or claim.  The arbitration shall be governed by the rules of the American Arbitration Association (“AAA”) and held in Albuquerque, New Mexico or other mutually agreed upon location.

(e) If both Parties agree upon an arbitrator within thirty (30) days after a request for arbitration is made hereunder, that arbitrator shall be selected to hear the dispute in accordance with AAA rules.  If the Parties are not able to agree upon an arbitrator within such thirty (30) day period, then that Party who requested arbitration may request that the AAA select an arbitrator who has business experience in the energy industry similar to the Business and the selected arbitrator shall hear the dispute in accordance with AAA rules.

(f) Each of the Parties shall bear its own fees, costs and expenses of the arbitration and its own legal expenses, attorneys’ fees and costs of all experts and witnesses; provided, however, that if the claim of either Party is upheld by the arbitrator in all material respects, the arbitrator may apportion between the Parties as the arbitrator may deem equitable the costs incurred by the prevailing Party.  The fees and expenses of the arbitration procedures, including the fees of the arbitrator, will be shared equally by the Parties.

(g) Any award rendered pursuant to an arbitration proceeding shall be final, conclusive, non-appealable and binding upon the Parties, and any judgment thereon may be entered and enforced in any court of competent jurisdiction.

SECTION 20.  Governing Law.

This Agreement is governed by and construed in accordance with the laws of the State of New Mexico (regardless of the laws that might otherwise govern under applicable principles of conflicts of law) as to all matters, including but not limited to matters of validity, construction, effect, performance and remedies.

SECTION 21.  Entire Agreement.

This Agreement and the Purchase Agreement and all Schedules attached thereto constitute the entire agreement between the Parties hereto relating to the subject matter hereof and supersede all prior and contemporaneous agreements, understandings, negotiations and discussions, whether oral or written, of the Parties, and there are no general or specific warranties, representations or other agreements by or among the Parties in connection with the entering into of this Agreement or the subject matter hereof except as specifically set forth or contemplated herein or therein.

SECTION 22.  Negotiated Agreement.

This Agreement has been negotiated by the Parties and the fact that the initial and final draft will have been prepared by either Party will not give rise to any presumption for or against any Party to this Agreement or be used in any respect or forum in the construction or interpretation of this Agreement or any of its provisions.

SECTION 23.  Waiver.

Except as otherwise provided in this Agreement, any failure of any Party to comply with any obligation, covenant, agreement, or condition herein may be waived by the Party entitled to the benefits thereof only by a written instrument signed by the Party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement, or condition will not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

SECTION 24.  Severability.

Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction will not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

SECTION 25.  No Third Party Beneficiaries

Except as set forth in Sections 10 and 16, nothing in this Agreement is intended or shall be construed to give any person, other than the Parties hereto, their successors and permitted assigns, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.  Notwithstanding the foregoing, no provision of this Agreement creates any third party beneficiary rights in any employee or former employee of Seller Service Providers or Buyer Service Provider (including any beneficiary or dependent thereof) in respect of continued employment or resumed employment, and no provision of this Agreement creates any rights in any such Persons in respect of any benefits that may be provided, directly or indirectly, under any employee benefit plan or arrangement.

SECTION 26.  Press Release.

Except as required by Applicable Law or Regulation or applicable stock exchange rules, neither Party shall issue any press releases or any other public disclosure relating to or arising out of the performance of this Agreement without the prior written consent and approval of the content of such statement by the other Party.  The disclosing Party shall notify the other Party of any such requirement to disclose and shall promptly provide a copy of the relevant disclosure to the other.

SECTION 27.  Further Assurance.

Each Party agrees at any time and from time to time during the Service Period, upon the request of the other Party, to do, or to cause to be done, all such further acts and assurances as may be required to carry out the terms and conditions of this Agreement.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed and delivered by their duly authorized officers as of the date first above written.

PUBLIC SERVICE COMPANY OF NEW MEXICO

By:      /s/ Patricia K. Vincent

Name:       Patricia K. Vincent

Title:         Utilities President

PNMR SERVICES COMPANY

By:       /s/ Charles N. Eldred

Name:   Charles N. Eldred

Title:     Executive Vice President & Chief  Finacial Officer

NEW MEXICO GAS COMPANY, INC.

By:

Name:

Title:

SCHEDULE 1
Services

Services - Shared Services
						Qualified
			Services provided to Buyer Under TSA?	Qualified Offer	Initial Term to Use	Offer Following
Service[1]	DEPARTMENT	FTE[2]	Yes/No	at Close	Service	Service Period

Accounts Payable	7028Accounts Payable	2.00	Y	0	3 months	2
Accounts Payable Total		2.00		0		2

Communications Services	7100Community Relations	1.00	N	1		0
Communications Services Total		1.00		1		0

Environmental Services	7045Environmental Services	3.00	Y	0	3 months	2
Environmental Services Total		3.00		0		2

Financial Modeling and Budgeting	7005Modeling and Forecasting	1.00	Y	0	3 months	1
Financial Modeling and Budgeting Total		1.00		0		1

Financial Risk Management	7061Corporate Financial Risk Mgmt	3.00	Y	0	3 months	2
Financial Risk Management	7074Claims	1.00	N	1		0
Financial Risk Management Total		4.00		1		2

Fixed Asset Accounting	7076Construction, Plnt & Asst Acctg	3.00	Y	0		3
Fixed Asset Accounting Total		3.00		0		3

Gas Accounting	7263Revenue & Gas Accounting	1.00	Y	0	3 months	1
Gas Accounting	7273Division Accounting	1.00	Y	0	3 months	1
Gas Accounting Total		2.00		0		2

General Ledger and Reporting	7079Enterprise Reporting	1.00	Y	0	3 months	1
General Ledger and Reporting	7242Corporate Accounting	1.00	Y	0	3 months	1
General Ledger and Reporting	7245Close-G/L Administration	1.00	Y	0	3 months	1
General Ledger and Reporting	7249Consolidations	1.00	Y	0	3 months	1
General Ledger and Reporting	7251External Reporting	1.00	Y	0	3 months	1
General Ledger and Reporting Total		5.00		0		5

Graphics	7089Graphics & Office Svcs	2.00	Y	0	12 months	0
Graphics	7089Graphics & Office Svcs	1.00	Y	0	12 months	0
Graphics Total		3.00		0		0

HR Comp and Benefits	7555Dir Compensation and Benefits	4.00	Y	0	3 months	3
HR Comp and Benefits	7556Business Systems	1.00	Y	0	3 months	1
HR Comp and Benefits	7557People Services	1.00	Y	0	3 months	1
HR Comp and Benefits Total		6.00		0		5

HR Staffing	7554Metro Operations	5.00	Y	0	3 months	4
HR Staffing Total		5.00		0		4

Information Technology Services	7124ITSupport Services	7.00	Y	0	3 months	7
Information Technology Services	7125Data Center Services	2.00	Y	0	3 months	2
Information Technology Services	7126Enterprise Systems & Storage	2.00	Y	0	3 months	2
Information Technology Services	7128Data Services	2.00	Y	0	12 months	2
Information Technology Services	7130Quality Compliance Management	1.00	Y	0	3 months	1
Information Technology Services	7132IT Project Mgmt and Quality	2.00	Y	0	3 months	2
Information Technology Services	7133BTS Telecom	3.00	Y	0	3 months	3
Information Technology Services	7137Window Systems	3.00	Y	0	3 months	3
Information Technology Services	7139BTS Account Management	3.00	Y	0	3 months	3
Information Technology Services	7140Customer Svc Applications	12.00	Y	0	12 months	12
Information Technology Services	7188BTS Market Ops-Texas	1.00	Y	0	3 months	1
Information Technology Services	7559Infrastructure Admin-Security	1.00	Y	0	3 months	1
Information Technology Services	7560Corporate Systems	7.00	Y	0	3 months	7
Information Technology Services	7128Data Services	1.00	Y	0	3 months	1
Information Technology Services	Total	47.00		0	3 months	47

[1] Services indicated in bold text are services that will be provided to Buyer under this Agreement and are defined as "Services" under Section 3(a)(i).
[2] This column will be updated in accordance with Section 5(b) of the Agreement to identify the 275 Designated Employees to whom Buyer,  subject to Section 5(c) of the Agreement, will make Qualified Offers of employment as indicated herein.

1

SCHEDULE 1
Services

Services - Shared Services

Qualified
			Services provided to Buyer Under TSA?	Qualified Offer	Initial Term to Use	Offer Following
Service[1]	DEPARTMENT	FTE[2]	Yes/No	at Close	Service	Service Period

Governmental Affairs	7042Govermental Affairs	1.00	N	1		0
Governmental Affairs Total		1.00		1		0

Legal	7090VP Legal Support	2.00	N	2		0
Legal Total		2.00		2		0

Payroll	7260Payroll	1.00	Y	0	3 months	1
Payroll Total		1.00		0		1

Procurement	7048Capabilities Development	1.00	N	1		0
Procurement	7092Sourcing	1.00	N	1		0
Procurement	7304Enterprise Capability	1.00	N	1		0
Procurement Total		3.00		3		0

Regulatory Services	7184Pricing & Regulatory Services	1.00	N	1		0
Regulatory Services Total		1.00		1		0

Tax Services	7922Tax Compliance	3.00	Y	0	3 months	2
Tax Services Total		3.00		0		2

Treasury Services	7066Treasury Services	1.00	Y	0	3 months	1
Treasury Services	7068Trust and Corporate Investment	1.00	Y	0	3 months	1
Treasury Services	7155Remittance Processing	5.00	Y	0	3 months	2
Treasury Services Total		7.00	Y	0		4

Grand Total		100.00		9		80

[1] Services indicated in bold text are services that will be provided to Buyer under this Agreement and are defined as "Services" under Section 3(a)(i).
[2] This column will be updated in accordance with Section 5(b) of the Agreement to identify the 275 Designated Employees to whom Buyer,  subject to Section 5(c) of the Agreement, will make Qualified Offers of employment as indicated herein.

2

SCHEDULE 1
Services

Services - Common Utility Services

			Service Provided to
			Borrower Under TSA?	Qualified Offers at	Initial Term to Use	Qualified Offers Following
Service[1]	DEPARTMENT	FTE[2]	Yes/No	Close	Service	Service Period

ABQ metro Collections	6162Internal Collections	4	Y	0	12 months	4
ABQ metro Collections Total		4		0		4

ABQ metro Customer Call Center	6157Customer Care Ctr	64	Y	0	12 months	64
ABQ metro Customer Call Center Total		64		0		64

ABQ metro Customer Care	6160Customer Care Center	12	Y	0	12 months	4
ABQ metro Customer Care Total		12		0		4

ABQ metro Customer Service	6170Dir Prod Opts		Y	0	12 months	0
ABQ metro Customer Service	6171 Quality Assurance	6	Y	0	12 months	2
ABQ metro Customer Service Total		6		0		2

ABQ metro Exception Processing	6159Exception Processing	14	Y	0	12 months	14
ABQ metro Exception Processing Total		14		0		14

ABQ metro Meter Reading	6158Meter Reading	28	Y	0	12 months	28
ABQ metro Meter Reading Total		28		0		28

Belen Customer Service	6411Belen Customer Service	8	Y	0	12 months	8
Belen Customer Service Total		8		0		8

Bernalillo Customer Service	6174Bern, Valencia, Alb Cust Serv	10	Y	0	12 months	10
Bernalillo Customer Service Total		10		0		10

Field Collections	6156Field Collections	8	Y	0	12 months	8
Field Collections Total		8		0		8

Market Services	6330Customer Contact	3	N	3		0
Market Services	6360Business Analysis/Planning	1	N	1		0
Market Services Total		4		4

North Central Customer Operations	1423North Central Customer Service	16	Y	0	12 months	16
North Central Customer Operations Total		16		0		16

Operations Services	5465Service Techs and Dispatch	1	Y	0	6 months	1
Operations Services	5876Northern Gas-Elec Operations	1	Y	0	6 months	1
Operations Services	6008Technical Services PNM & TNMP	1	Y	0	6 months	1
Operations Services Total		3		0		3

SC NM Customer Service	6206SCNM Customer Service	9	Y	0	12 months	9
SC NM Customer Service Total		9		0		9

SW NM Customer Service	6207SWNM Customer Service	5	Y	0	12 months	5
SW NM Customer Service Total		5		0		5

W NM Customer Service	6208WNM Customer Service	7	Y	0	12 months	7
W NM Customer Service Total		7		0		7

Grand Total		198		4		182

[1] Services indicated in bold text are services that will be provided to Buyer under this Agreement and are defined as "Services" under Section 3(a)(i).
[2] This column will be updated in accordance with Section 5(b) of the Agreement to identify the 275 Designated Employees to whom Buyer,  subject to Section 5(c) of the Agreement, will make Qualified Offers of employment as indicated herein.

1

Schedule 2

HISTORICAL REIMBURSABLE COSTS
for the Period
January 1, 2007 through August 31, 2007

A. Shared Services

Service	Department	Cost Type & Description	Hourly Labor Rate per FTE	Non-Labor Amounts 1
Accounts Payable	7028 Accounts Payable	2.00 FTEs	$37.68
		324Freight Postage and Courier		$10.13
		331Supplies and Equipment		3,351.31
		350Material Issues-Major		860.87
		359Non-Stock Materials		9.97
		370Outside Services		21.57
		377Outside Services-Temp Labor		7,601.88
		428Computer Software		101.94
		530Employee Expense		268.53
		550Meals		32.35
		555Repro and Printing - Internal		284.93
Accounts Payable Total			$37.68	$12,543.48

Environmental Services	7045 Environmental Services	3.00 FTEs	$64.22
		200Fleet Vehicle Maint-Rental		$290.60
		331Supplies and Equipment		2,229.14
		350Material Issues-Major		1,826.17
		359Non-Stock Materials		117.95
		370Outside Services		30,657.42
		428Computer Software		994.58
		429Computer Hardware		159.45
		500Utility Payments		203.23
		501Phones		11.72
		530Employee Expense		14,398.02
		550Meals		1,929.07
		554Social Club Dues		16.17
		555Repro and Printing - Internal		460.53
		560Dues Fees Fines		17,291.51
Environmental Services Total			$64.22	$70,585.57

1

Service	Department	Cost Type & Description	Hourly Labor Rate per FTE	Non-Labor Amounts 1
Financial Modeling & Budgeting	7005 Modeling & Forecasting	1.00 FTE	$71.75
		331Supplies and Equipment		$142.54
		350Material Issues-Major		409.18
		370Outside Services		11,438.99
		428Computer Software		248.16
		429Computer Hardware		1,948.71
		530Employee Expense		3,476.20
		550Meals		308.55
		555Repro and Printing - Internal		7.33
Financial Modeling & Budgeting Total			$71.75	$17,979.66

Financial Risk Management	7061 Corporate Financial Risk Mgmt	3.00 FTEs	$69.81
		331Supplies and Equipment		$227.83
		350Material Issues-Major		2,241.27
		359Non-Stock Materials		422.59
		370Outside Services		33,799.40
		377Outside Services-Temp Labor		3,570.06
		428Computer Software		496.67
		429Computer Hardware		13,464.53
		530Employee Expense		27,353.64
		550Meals		1,770.52
		555Repro and Printing - Internal		323.10
Financial Risk Management Total			$69.81	$83,669.61

Fixed Asset Account	7076 Construction, Plnt &Asst Acctg	3.00 FTEs	$47.85
		331Supplies and Equipment		$2.42
		350Material Issues-Major		46.54
		370Outside Services		171.49
		450Insurance Premiums		0.00
		501Phones		12.53
		530Employee Expense		2,445.30
		550Meals		418.47
Fixed Asset Accounting Total			$47.85	$3,096.77

Gas Accounting	7263 Revenue & Gas Accounting	1.00 FTE	$47.17
		Employee Expense		328.62
		Reproduction		506.26
				$834.88

	7273 Division Accounting	1.00 FTE	$47.17
		200Fleet Vehicle Maint-Rental		$22.21
		331Supplies and Equipment		225.60
		350Material Issues-Major		241.97
		370Outside Services		67.65
		530Employee Expense		1,423.32
		550Meals		41.95
				$2,022.70
Gas Accounting Total			$47.17	$2,857.58

2

Service	Department	Cost Type & Description	Hourly Labor Rate per FTE	Non-Labor Amounts 1
General Ledger & Reporting	7079 Enterprise Reporting	1.00 FTE	$60.18
		359Non-Stock Materials		$247.58
		428Computer Software		7,671.09
		530Employee Expense		165.49
		550Meals		1.62
		555Repro and Printing - Internal		121.18
				$8,206.96

	7242 Corporate Accounting	1.00 FTE	$60.18
		331Supplies and Equipment		$140.88
		530Employee Expense		467.54
		550Meals		139.61
				$748.03

	7245 Close-G/L Administration	1.00 FTE	$60.18
		530Employee Expense		73.23
		550Meals		31.59
				$104.82

	7249 Consolidations	1.00 FTE	$60.18
		350Material Issues-Major		$437.60
		530Employee Expense		291.56
		550Meals		7.04
				$736.20

	7251 External Reporting	1.00 FTE	$60.18
		331Supplies and Equipment		$0.36
		350Material Issues-Major		31.04
		530Employee Expense		1,710.18
		550Meals		173.15
		555Repro and Printing - Internal		417.86
				$2,332.59
General Ledger & Reporting Total			$60.18	$12,128.60

3

Service	Department	Cost Type & Description	Hourly Labor Rate per FTE	Non-Labor Amounts 1
Graphics	7089 Graphics & Office Svcs	3.00 FTEs	$28.57
		200Fleet Vehicle Maint-Rental		$2,457.11
		324Freight Postage and Courier		7,414.36
		331Supplies and Equipment		5,852.94
		359Non-Stock Materials		133.22
		370Outside Services		30,740.69
		377Outside Services-Temp Labor		4,882.85
		472Leases		11,868.40
		530Employee Expense		1,490.61
		548Overtime Meals		112.70
		550Meals		29.84
		555Repro and Printing - Internal		588.07
		724Fuel - Gasoline		9.78
Graphics Total			$28.57	$65,580.57

HR Comp & Benefits	7555 Dir Compensation and Benefits	4.00 FTEs	$64.97
		200Fleet Vehicle Maint-Rental		$8.45
		331Supplies and Equipment		805.30
		350Material Issues-Major		179.85
		359Non-Stock Materials		73.94
		370Outside Services		39,234.14
		377Outside Services-Temp Labor		25,654.40
		450Insurance Premiums		(38,565.81)
		530Employee Expense		4,186.45
		550Meals		1,499.49
		554Social Club Dues		0.00
		555Repro and Printing - Internal		2,850.92
		560Dues Fees Fines		71.37
				$35,998.50

	7556 Business Systems	1.00 FTE	$64.97
		331Supplies and Equipment		$78.13
		370Outside Services		0.00
		377Outside Services-Temp Labor		245.01
		450Insurance Premiums		397.91
		530Employee Expense		2,031.38
		550Meals		282.04
		555Repro and Printing - Internal		89.72
				$3,124.17

	7557 People Services	1.00 FTE	$64.97
		331Supplies and Equipment		$499.65
		350Material Issues-Major		1,118.09
		359Non-Stock Materials		73.94
		370Outside Services		1,787.49
		377Outside Services-Temp Labor		403.07
		428Computer Software		33.30
		429Computer Hardware		7.55
		530Employee Expense		9,084.97
		550Meals		3,062.00
		554Social Club Dues		241.07
		555Repro and Printing - Internal		206.28
				$16,517.42
HR Comp & Benefits Total			$64.97	$55,640.09

4

Service	Department	Cost Type & Description	Hourly Labor Rate per FTE	Non-Labor Amounts 1
HR Staffing	7554 Metro Operations	5.00 FTEs	$57.47
		200Fleet Vehicle Maint-Rental		$2,197.58
		324Freight Postage and Courier		22.37
		331Supplies and Equipment		7,434.21
		350Material Issues-Major		1,105.44
		359Non-Stock Materials		182.87
		370Outside Services		44,063.57
		377Outside Services-Temp Labor		74,915.63
		501Phones		22.20
		530Employee Expense		17,288.84
		550Meals		1,930.24
		554Social Club Dues		9,661.61
		555Repro and Printing - Internal		1,917.16
HR Staffing Total			$57.47	$160,741.72

Information Technology Services	7124 IT Support Services	7.00 FTEs	$60.14
		200Fleet Vehicle Maint-Rental		$1,775.27
		331Supplies and Equipment		289.67
		350Material Issues-Major		194.28
		359Non-Stock Materials		142.48
		370Outside Services		18,625.12
		377Outside Services-Temp Labor		32,900.02
		428Computer Software		10.99
		429Computer Hardware		35,017.70
		530Employee Expense		8,589.13
		550Meals		1,841.43
		555Repro and Printing - Internal		312.31
		560Dues Fees Fines		41.38
		724Fuel - Gasoline		8.78
				$99,748.56

	7125 Data Center Services	2.00 FTEs	$60.14
		200Fleet Vehicle Maint-Rental		$0.00
		331Supplies and Equipment		1,508.61
		350Material Issues-Major		0.65
		359Non-Stock Materials		2,628.24
		370Outside Services		9,645.33
		406Computer Maintenance		17,374.23
		429Computer Hardware		70,735.73
		501Phones		10.75
		530Employee Expense		1,860.31
		550Meals		459.44
		555Repro and Printing - Internal		0.06
		560Dues Fees Fines		246.13
				$104,469.47

	7126 Enterprise Systems & Storage	2.00 FTEs	$60.14
		200Fleet Vehicle Maint-Rental		$0.00
		331Supplies and Equipment		57.67
		350Material Issues-Major		165.56
		359Non-Stock Materials		926.34
		370Outside Services		12,305.30
		377Outside Services-Temp Labor		30,787.07
		406Computer Maintenance		289,415.41
		428Computer Software		1,198.40
		429Computer Hardware		(13,282.79)
		472Leases		124,310.09
		501Phones		42.08
		530Employee Expense		3,960.61
		550Meals		354.15
				$450,239.89

5

Service	Department	Cost Type & Description	Hourly Labor Rate per FTE	Non-Labor Amounts 1
	7128 Data Services	3.00 FTEs	$60.14
		331Supplies and Equipment		$92.86
		350Material Issues-Major		0.00
		359Non-Stock Materials		0.00
		370Outside Services		85.42
		377Outside Services-Temp Labor		(1,449.64)
		406Computer Maintenance		191,637.29
		428Computer Software		18,300.60
		429Computer Hardware		220,989.95
		501Phones		26.87
		530Employee Expense		1,903.99
		550Meals		328.63
		610Expenses - General		16.69
				$431,932.63

	7130 Quality Compliance Management	1.00 FTE	$60.14
		331Supplies and Equipment		$80.28
		350Material Issues-Major		0.00
		359Non-Stock Materials		0.00
		370Outside Services		5,804.72
		406Computer Maintenance		34,562.97
		428Computer Software		980.76
		429Computer Hardware		1,078.13
		530Employee Expense		1,947.33
		550Meals		192.65
		555Repro and Printing - Internal		340.29
				$44,987.14

	7132 IT Project Mgmt and Quality	2.00 FTEs	$60.14
		200Fleet Vehicle Maint-Rental		$17.13
		331Supplies and Equipment		123.55
		350Material Issues-Major		41.35
		359Non-Stock Materials		41.93
		370Outside Services		5,918.12
		428Computer Software		405.74
		429Computer Hardware		52,062.33
		472Leases		1,758.34
		501Phones		0.00
		530Employee Expense		978.22
		550Meals		133.00
		554Social Club Dues		31.98
		555Repro and Printing - Internal		12.83
				$61,524.51

6

Service	Department	Cost Type & Description	Hourly Labor Rate per FTE	Non-Labor Amounts 1
	7133 BTS Telecom	3.00 FTEs	$60.14
		200Fleet Vehicle Maint-Rental		$6,437.63
		331Supplies and Equipment		45,807.58
		350Material Issues-Major		25.09
		359Non-Stock Materials		3,398.56
		370Outside Services		43,137.45
		377Outside Services-Temp Labor		13,569.40
		406Computer Maintenance		18,810.81
		428Computer Software		1,218.29
		429Computer Hardware		15,422.14
		472Leases		65,186.59
		500Utility Payments		44.26
		501Phones		289,703.39
		530Employee Expense		15,753.85
		550Meals		729.77
		555Repro and Printing - Internal		11.77
		560Dues Fees Fines		29.29
				$519,285.86

	7137 Window Systems	3.00 FTEs	$60.14
		200Fleet Vehicle Maint-Rental		$52.91
		331Supplies and Equipment		834.28
		350Material Issues-Major		0.00
		359Non-Stock Materials		634.24
		370Outside Services		1,181.50
		377Outside Services-Temp Labor		3,283.18
		406Computer Maintenance		46,118.06
		428Computer Software		10,953.29
		429Computer Hardware		11,379.60
		472Leases		3.97
		501Phones		17.45
		530Employee Expense		2,763.08
		550Meals		367.11
		555Repro and Printing - Internal		19.67
				$77,608.34

7

Service	Department	Cost Type & Description	Hourly Labor Rate per FTE	Non-Labor Amounts 1
	7139 BTS Account Management	3.00 FTEs	$60.14
		200Fleet Vehicle Maint-Rental		$8.83
		331Supplies and Equipment		650.11
		350Material Issues-Major		11.40
		359Non-Stock Materials		0.00
		370Outside Services		424.62
		406Computer Maintenance		0.00
		428Computer Software		486.35
		429Computer Hardware		1,227.93
		501Phones		80.61
		530Employee Expense		3,387.33
		550Meals		628.85
		555Repro and Printing - Internal		295.48
		610Expenses - General		673.36
		724Fuel - Gasoline		4.71
				$7,879.58

	7140 Customer Svc Applications	12.00 FTEs	$60.14
		200Fleet Vehicle Maint-Rental		$1.36
		331Supplies and Equipment		204.58
		350Material Issues-Major		348.04
		359Non-Stock Materials		(238.32)
		370Outside Services		1,261.62
		377Outside Services-Temp Labor		3,029.62
		406Computer Maintenance		283,079.58
		428Computer Software		401.32
		429Computer Hardware		19,008.11
		530Employee Expense		4,827.64
		550Meals		517.50
		555Repro and Printing - Internal		149.41
				$312,590.47

8

Service	Department	Cost Type & Description	Hourly Labor Rate per FTE	Non-Labor Amounts 1
	7188 BTS Market Ops-Texas	1.00 FTE	$60.14
		324Freight Postage and Courier		$0.00
		331Supplies and Equipment		12.88
		350Material Issues-Major		0.00
		359Non-Stock Materials		0.00
		370Outside Services		2,739.18
		377Outside Services-Temp Labor		0.00
		406Computer Maintenance		3,908.52
		428Computer Software		12.60
		429Computer Hardware		762.35
		500Utility Payments		0.00
		530Employee Expense		2,340.40
		550Meals		420.76
				$10,196.70

	7559 Infrastructure Admin-Security	1.00 FTE	$60.14
		331Supplies and Equipment		$435.44
		350Material Issues-Major		0.00
		359Non-Stock Materials		0.00
		370Outside Services		(2,551.14)
		377Outside Services-Temp Labor		3,377.31
		429Computer Hardware		514.15
		530Employee Expense		7,735.78
		550Meals		429.97
		555Repro and Printing - Internal		7.75
				$9,949.27

	7560 Corporate Systems	7.00 FTEs	$60.14
		331Supplies and Equipment		$406.64
		350Material Issues-Major		476.90
		359Non-Stock Materials		(416.84)
		370Outside Services		2,847.51
		377Outside Services-Temp Labor		3,536.28
		406Computer Maintenance		20,151.45
		428Computer Software		105,024.60
		429Computer Hardware		1,435.13
		501Phones		38.84
		530Employee Expense		9,466.16
		550Meals		1,144.29
				$144,110.95
Information Technology Services Total			$60.14	$2,274,523.35

9

Service	Department	Cost Type & Description	Hourly Labor Rate per FTE	Non-Labor Amounts 1
Payroll	7260 Payroll	1.00 FTE	$42.70
		350Material Issues-Major		$15.98
		370Outside Services		23.79
		530Employee Expense		303.25
		550Meals		10.98
Payroll Total			$72.70	$354.00

Tax Services	7922 Tax Compliance	3.00 FTEs	$63.91
		324Freight Postage and Courier		$161.66
		331Supplies and Equipment		1,042.91
		350Material Issues-Major		1,196.75
		359Non-Stock Materials		25.56
		370Outside Services		271,678.60
		429Computer Hardware		8,984.76
		501Phones		20.17
		530Employee Expense		6,850.39
		548Overtime Meals		17.21
		550Meals		664.92
		555Repro and Printing - Internal		9.95
		560Dues Fees Fines		71.71
		622Contributions and Donations		2,017.00
Tax Services Total			$63.91	$292,741.58

10

Service	Department	Cost Type & Description	Hourly Labor Rate per FTE	Non-Labor Amounts 1
Treasury Services	7066 Treasury Services	1.00 FTE	$33.73
		331Supplies and Equipment		$998.63
		370Outside Services		(1,672.01)
		377Outside Services-Temp Labor		5,236.73
		530Employee Expense		1,610.61
		550Meals		390.37
				$6,564.34

	7068 Trust and Corporate Investment	1.00 FTE	$33.73
		331Supplies and Equipment		$564.23
		350Material Issues-Major		4.53
		370Outside Services		10,815.70
		530Employee Expense		1,302.03
		550Meals		43.24
		555Repro and Printing - Internal		376.17
				$13,105.89

	7155 Remittance Processing	5.00 FTEs	$33.73
		331Supplies and Equipment		$5,136.81
		350Material Issues-Major		8.20
		359Non-Stock Materials		691.85
		370Outside Services		1,026.35
		377Outside Services-Temp Labor		575.09
		406Computer Maintenance		16,350.71
		530Employee Expense		242.88
		550Meals		81.17
		555Repro and Printing - Internal		69.10
		610Expenses - General		94.78
				$24,276.92
Treasury Services Total			$33.73	$43,947.16

1 Non-Labor Amounts include the aggregate amount of costs for each cost type for the period January 1, 2007 through August 31, 2007. Non-Labor Amounts also include costs associated with officer oversight of the particular service provided as well as system charges, including depreciation and amortization, with respect to those systems used to provide the particular service.

11

Schedule 2

HISTORICAL REIMBURSABLE COSTS
for the Period
January 1, 2007 through August 31, 2007

B.  Common Services

Service	Department	Cost Type & Description	Hourly Labor Rate per FTE	Non-Labor Amounts 1
ABQ Metro Collections	6162Internal Collections	4.00 FTEs	$32.78
		331Supplies and Equipment		$193.37
		370Outside Services		29,005.33
		377Outside Services-Temp Labor		2,117.05
		406Computer Maintenance		1,722.47
		530Employee Expense		36.79
		550Meals		75.58
		555Repro and Printing - Internal		360.00
ABQ Metro Collections Total			$32.78	$33,510.59

ABQ Metro Customer Call Center	6157Customer Call Ctr	64.00 FTEs	$30.08
		200Fleet Vehicle Maint-Rental		$293.00
		331Supplies and Equipment		4,799.25
		350Material Issues-Major		424.23
		359Non-Stock Materials		211.31
		370Outside Services		15,091.90
		377Outside Services-Temp Labor		11,768.30
		501Phones		1,783.60
		530Employee Expense		29,658.33
		550Meals		4,599.00
		555Repro and Printing - Internal		1,534.64
		560Dues Fees Fines		173.63
		610Expenses - General		(68,359.47)
ABQ Metro Customer Call Center Total			$30.08	$1,977.70

1

Service	Department	Cost Type & Description	Hourly Labor Rate per FTE	Non-Labor Amounts 1

ABQ Metro Customer Care	6160Customer Care Center	12.00 FTEs	$31.76
		200Fleet Vehicle Maint-Rental		$4,773.48
		331Supplies and Equipment		2,468.43
		359Non-Stock Materials		372.34
		370Outside Services		43,428.78
		377Outside Services-Temp Labor		732.59
		472Leases		16,184.98
		530Employee Expense		1,806.78
		550Meals		1,527.42
		555Repro and Printing - Internal		385.44
		610Expenses - General		1,371.53
ABQ Metro Customer Care Total			$31.76	$73,051.78

ABQ Metro Customer Service	6170Dir Prod Opts	1.00 FTEs	$52.04
		200Fleet Vehicle Maint-Rental		$(145.07)
		331Supplies and Equipment		658.61
		359Non-Stock Materials		2.80
		370Outside Services		1,928.53
		377Outside Services-Temp Labor		14,573.92
		428Computer Software		1,088.34
		530Employee Expense		330.98
		550Meals		370.23
		555Repro and Printing - Internal		19,109.10
		610Expenses - General		315.84
		724Fuel - Gasoline		36.02
				$38,269.29

	6171Quality Assurance	5.00 FTEs	$52.04
		331Supplies and Equipment		$5,071.57
		350Material Issues-Major		1,606.81
		359Non-Stock Materials		15.81
		370Outside Services		596.13
		377Outside Services-Temp Labor		195.15
		530Employee Expense		2,563.45
		550Meals		696.83
		555Repro and Printing - Internal		3,120.25
		560Dues Fees Fines		61.68
		610Expenses - General		(1,789.13)
				$12,138.56
ABQ Metro Customer Service			$52.04	$50,407.84

2

Service	Department	Cost Type & Description	Hourly Labor Rate per FTE	Non-Labor Amounts 1

ABQ Metro Exception Processing	6159Exception Processing	14.00 FTEs	$32.43
		200Fleet Vehicle Maint-Rental		$409.12
		331Supplies and Equipment		1,406.98
		350Material Issues-Major		77.26
		359Non-Stock Materials		36.49
		530Employee Expense		1,894.13
		550Meals		884.39
		555Repro and Printing - Internal		324.79
		610Expenses - General		209.56
ABQ Metro Exception Processing Total			$32.43	$5,242.71

ABQ Metro Meter Reading	6158Meter Reading	28.00 FTEs	$27.89
		200Fleet Vehicle Maint-Rental		$81,801.46
		331Supplies and Equipment		2,815.99
		350Material Issues-Major		393.68
		370Outside Services		3,729.91
		377Outside Services-Temp Labor		68,794.23
		429Computer Hardware		2,772.62
		472Leases		43,968.38
		501Phones		200.80
		530Employee Expense		14,437.06
		550Meals		4,706.81
		555Repro and Printing - Internal		204.08
		610Expenses - General		406.80
ABQ Metro Meter Reading Total			$27.89	$224,231.83

Belen Customer Service	6411Belen Customer Service	8.00 FTEs	$30.27
		200Fleet Vehicle Maint-Rental		$26,998.79
		331Supplies and Equipment		2,916.46
		350Material Issues-Major		0.74
		370Outside Services		11,447.69
		377Outside Services-Temp Labor		3,028.90
		472Leases		4,560.67
		500Utility Payments		1,085.23
		530Employee Expense		2,511.83
		548Overtime Meals		158.13
		550Meals		793.97
		555Repro and Printing - Internal		237.04
		560Dues Fees Fines		0.00
Belen Customer Service Total			$30.27	$53,739.46

3

Service	Department	Cost Type & Description	Hourly Labor Rate per FTE	Non-Labor Amounts 1

Bernalillo Customer Service	6174Bern, Valencia, Alb Cust Serv	10.00 FTEs	$30.56
		200Fleet Vehicle Maint-Rental		$37,165.08
		324Freight Postage and Courier		4.18
		331Supplies and Equipment		3,294.53
		350Material Issues-Major		1,510.95
		370Outside Services		13,645.85
		377Outside Services-Temp Labor		15,254.37
		429Computer Hardware		6,223.12
		472Leases		16,180.50
		500Utility Payments		786.74
		501Phones		(8.24)
		530Employee Expense		3,969.87
		550Meals		713.57
		555Repro and Printing - Internal		133.41
		560Dues Fees Fines		21.48
		807Non Refundable Contribution		(27.06)
Bernalillo Customer Service Total			$30.56	$98,868.37

Field Collections	6156Field Collections	8.00 FTEs	$35.04
		200Fleet Vehicle Maint-Rental		$35,895.94
		331Supplies and Equipment		884.26
		350Material Issues-Major		8,341.87
		359Non-Stock Materials		4,450.65
		370Outside Services		5,473.87
		377Outside Services-Temp Labor		3,875.28
		429Computer Hardware		(4,196.22)
		530Employee Expense		3,171.62
		550Meals		432.68
		555Repro and Printing - Internal		5,304.56
		610Expenses - General		832.68
Field Collections Total			$35.04	$64,467.20

4

Service	Department	Cost Type & Description	Hourly Labor Rate per FTE	Non-Labor Amounts 1

North Central Customer Operations	1423North Central Customer Service	16.00 FTEs	$32.43
		200Fleet Vehicle Maint-Rental		$69,814.62
		331Supplies and Equipment		10,046.97
		350Material Issues-Major		23.44
		359Non-Stock Materials		160.42
		370Outside Services		46,800.52
		377Outside Services-Temp Labor		42,183.34
		429Computer Hardware		65.89
		472Leases		34,991.93
		500Utility Payments		3,218.70
		530Employee Expense		4,242.11
		548Overtime Meals		7.53
		550Meals		744.17
		555Repro and Printing - Internal		358.26
		610Expenses - General		75.30
North Central Customer Operations Total			$32.43	$212,733.20

Operations Services	5465 Service Techs and Dispatch	1.00 FTEs	$60.36	$0.00

	5876Northern Gas-Elec Operations	1.00 FTEs	$60.36
		200Fleet Vehicle Maint-Rental		$3,101.21
		331Supplies and Equipment		5,325.70
		350Material Issues-Major		38.24
		370Outside Services		28,142.71
		500Utility Payments		8,107.64
		501Phones		91.38
		530Employee Expense		2,069.33
		550Meals		1,786.53
		555Repro and Printing - Internal		24.75
				$48,687.49

	6008Technical Services PNM & TNMP	1.00 FTEs	$60.36
		200Fleet Vehicle Maint-Rental		$3,136.16
		331Supplies and Equipment		311.55
		350Material Issues-Major		1,146.19
		370Outside Services		7,015.47
		428Computer Software		295.14
		429Computer Hardware		542.29
		501Phones		15,702.15
		530Employee Expense		9,114.01
		550Meals		2,072.66
		555Repro and Printing - Internal		253.05
		560Dues Fees Fines		0.00
		770Revenue-General		0.00
				$39,588.68
Operations Services Total				$88,276.17

5

Service	Department	Cost Type & Description	Hourly Labor Rate per FTE	Non-Labor Amounts 1

SC NM Customer Service	6206SCNM Customer Service	9.00 FTEs	$34.55
		200Fleet Vehicle Maint-Rental		$13,468.82
		324Freight Postage and Courier		702.27
		331Supplies and Equipment		3,635.27
		370Outside Services		10,854.10
		377Outside Services-Temp Labor		1,126.66
		429Computer Hardware		127.84
		472Leases		16,871.49
		500Utility Payments		3,740.32
		501Phones		84.12
		530Employee Expense		3,249.67
		548Overtime Meals		1,021.17
		550Meals		1,265.17
		555Repro and Printing - Internal		337.32
		581Bad Debt Uncollectible		727.32
		610Expenses - General		1.17
		722Fuel Costs		187.96
SC NM Customer Service Total			$34.55	$57,400.68

SW NM Customer Service	6207SWNM Customer Service	5.00 FTEs	$32.04
		200Fleet Vehicle Maint-Rental		$9,596.87
		20STransportation (Miles)		0.00
		331Supplies and Equipment		1,803.37
		350Material Issues-Major		91.32
		370Outside Services		6,912.15
		472Leases		2,478.87
		500Utility Payments		568.62
		530Employee Expense		642.41
		548Overtime Meals		749.02
		550Meals		343.74
		555Repro and Printing - Internal		0.78
SW NM Customer Service Total			$32.04	$23,187.15

W NM Customer Service	6208WNM Customer Service	7.00 FTEs	$33.51
		200Fleet Vehicle Maint-Rental		$13,491.87
		324Freight Postage and Courier		204.46
		331Supplies and Equipment		2,551.62
		345Consumables - Nonloading		23.36
		350Material Issues-Major		875.53
		370Outside Services		35,059.19
		377Outside Services-Temp Labor		1,796.12
		436Equipment-Safety		111.55
		500Utility Payments		2,192.70
		501Phones		77.27
		530Employee Expense		4,539.20
		548Overtime Meals		84.71
		550Meals		1,330.93
		555Repro and Printing - Internal		311.75
		560Dues Fees Fines		539.48
		581Bad Debt Uncollectible		50.52
		610Expenses - General		221.99
		622Contributions and Donations		25.13
W NM Customer Service Total			$33.51	$63,487.40

1 Non-Labor Amounts include the aggregate amount of costs for each cost type for the period January 1, 2007 through August 31, 2007. Non-Labor Amounts also include costs associated with officer oversight of the particular service provided as well as system charges, including depreciation and amortization, with respect to those systems used to provide the particular service.

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